EXHIBIT 99.1



            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                       OF
                          DEL MAR INCOME PARTNERS, LTD.

I.   Audit Committee Purpose

     The purpose of the Audit Committee (the "Committee") is to oversee the processes of accounting and financial reporting of Del Mar Income Partners, Ltd. (the "Company") and the audits and financial statements of the Company. The Committee's primary duties and responsibilities are to:

     A. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     B. Monitor the independence and performance of the Company's independent auditors and the Company's accounting personnel.

     C. Provide an avenue of communication among the independent auditors, management, the Company's accounting personnel, and the Board of Directors.

     D.   Appoint the independent auditors to be employed by the Company.

     E.   Discuss the scope of the independent auditors' examination.

     F.   Review the financial statements and the independent auditors' report.

     G.   Review areas of potential significant financial risk to the Company.

     H.   Monitor compliance with legal and regulatory requirements.

     I.   Solicit   recommendations  from  the  independent  auditors  regarding internal controls and other matters.

     J.   Make recommendations to the Board of Directors.

     K.   Perform other related tasks as requested by the Board of Directors.

     The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.


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II.  Audit Committee Composition and Meetings

     A. The Committee shall be comprised of two or more directors as determined by the Board. Each member of the Committee shall meet the independence and experience requirements of the listing rules of any securities exchange or association in which the Company's securities are traded and the rules and regulations of the Securities and Exchange Commission (the "SEC"). All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Committee must have past employment experience in finance or accounting, professional certification in accounting, or any other comparable experience or background that results in the member's financial sophistication, including being or having been a CEO or CFO or other senior officer with financial oversight responsibilities.

     B. Committee members shall be appointed by the Board after due consideration of the recommendations of the Corporate Governance and Nominating Committee, and the Board may designate a Chair. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership. The Board may, at any time and in its complete discretion, replace a Committee member.

     C. The Committee shall meet (either in person or telephonically) periodically with management, the Company's chief accountant, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     D. The Committee shall review and reassess the adequacy of this Charter on an annual basis and submit proposed changes to the Board for approval.


III. Audit Committee Responsibilities and Duties

     Review Procedures
     -----------------

     A. Review the Company's annual audited financial statements prior to distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     B. In consultation with the management, the independent auditors, and the Company's chief accountant, consider the integrity of the Company's financial reporting processes and controls, including any major issues as to the adequacy of the Company's internal controls, and any special steps adopted in light of material control deficiencies. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the Company's chief accountant together with management's responses.

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     C.   The Committee  shall review with the  management  and the  independent auditor any  correspondence  with regulators and any published reports
          that  raise  material  issues   regarding  the  Company's   accounting
          policies.

     Independent Auditors
     --------------------

     A. The Committee shall have the sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolutions of disagreements between management and the independent auditor regarding final reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee. The Committee shall approve in advance the provision by the independent auditors of all services to the Company whether or not related to the audit.

     B. The Committee shall obtain, review and discuss reports from the independent auditor regarding (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor and the reasons for favoring that treatment; and (3) other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences.

     C. The Committee shall assure the regular rotation of the lead audit partner as required by Section 10A(j) of the Securities Exchange Act of 1934 ( the "Exchange Act").

     D. The Committee shall assure that hiring policies for employees or former employees of the independent auditor are consistent with
          Section 10A(l) of the Exchange Act.

     E. The Committee shall discuss with the independent auditor and then disclose the matters required to be discussed and disclosed by SAS 61, including any difficulties the independent auditor encountered in the course of the audit work, any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management.

     F. The Committee shall ascertain annually from the independent auditor whether the Company has issues under Section 10A(b) of the Exchange Act.

     Accounting Department and Legal Compliance
     ------------------------------------------

     The  Committee shall:


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     A.   Review the personnel  activities and  qualifications  of the Company's accounting personnel, as needed.

     B. Review the appointment and performance of the chief accountant, and review financial and accounting personnel succession planning with the Company.

     C. Review significant reports prepared by the Company's chief accountant together with management's response and follow-up to these reports.

     D. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     E. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     F.   The  Committee   shall  review  the  CEO  and  CFO's   disclosure  and
          certifications under Sections 302 and 906 of the Sarbanes-Oxley Act.

     Other Audit Committee Responsibilities
     --------------------------------------

     A. Perform any other activities consistent with this Charter, the Company's bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

     B. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     C. The Committee has the powers and responsibilities delineated in this Charter. It is not, however, the Committee's responsibility to prepare and certify the Company's financial statements, to guarantee the independent auditor's report, or to guarantee other disclosures by the Company. These are the fundamental responsibilities of management and the independent auditor. Committee members are not full-time Company employees and are not performing the functions of auditors or accountants.




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